Exhibit 11.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Offering Statement on Form 1-A of our report dated January 13, 2022, relating to the financial statements of Item 9 Labs Corp. as of September 30, 2021 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

February 21, 2022